Exhibit 10.2

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of September 30, 2025

between

FalconX Bravo, Inc.,

a corporation

organized and existing under the laws of Delaware,

(“Party A”),

and

Pineapple Financial Inc,

a Corporation

organized and existing under the laws of Canada

(“Party B”)

Part 1

Termination Provisions

(1)	(a)	“Specified Entity” means in relation to Party A for the purposes of:

(a)	Section 5(a)(v): None.

(b)	Section 5(a)(vi): None.

(c)	Section 5(a)(vii): None.

(d)	Section 5(b)(v): None.

“Specified Entity” means in relation to Party B for the purposes of:

(e)	Section 5(a)(v): None.

(f)	Section 5(a)(vi): None.

(g)	Section 5(a)(vii): None.

(h)	Section 5(b)(v): None.

(2)	(b)	“Specified Transaction” will have the meaning specified in Section 14 but shall include any transaction with also respect to Digital Tokens.

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(3)	(c)	The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and will apply to Party B; provided that, Section 5(a)(vi) of this Agreement is hereby amended as follows:

“Specified Indebtedness” shall have the meaning specified in Section 14; provided that, the term Specified Indebtedness shall also include any transaction listed in the definition of Specified Transaction (with the modifications to the definition of such term as provided in Part 1(b) above) entered into by a party to this Agreement and any other person or entity (excluding any other party to this Agreement, any Credit Support Provider of such party or any Specified Entity of such party).

“Threshold Amount” means, with respect to Party A, an amount equal to 10,000,000.00, and with respect to Party B, an amount equal to 100,000.

(4)	(d)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will not apply to Party A and will not apply to Party B.

(5)	(e)	The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(6)	(f)	“Termination Currency” means United States Dollars (“USD”).

	(g)	Additional Termination Event will apply. The following shall be an Additional Termination Event with respect to which Party B shall be the sole Affected Party in each case:

(i)	Net Equity Liquidity Event – Party B Net Equity falls 25% on any day. Party B shall be the sole Affected Party.

“Net Equity” means the total assets minus the total liabilities of Party B, as defined by common accounting standards.

“Net Equity Statement” means a statement of balance demonstrating Party B’s assets and liabilities, as defined by common accounting standards

(ii)	Delivery of Notices. Party B fails to deliver any of the notices or information specified under Part 3(b) of this Schedule and such failure is not remedied on or before the third Local Business Day after notice of such failure is given by Party A to Party B.

(iii)	Material Changes. Any of Party B’s core documents (including, without limitation, constitutional documents, offering documents, investment policies or guidelines, investment management agreement, limited partnership agreement, and, where applicable, similar documents for any feeder entity investing directly through Party B) is terminated or amended in a manner which, in the reasonable judgment of Party A, may have a materially adverse effect on any of the rights or remedies of Party A or the authority or ability of Party B to perform its obligations under this Agreement or any Transaction hereunder.

(iv)	Failure to Deliver Net Equity Statement. Party B fails to deliver a Net Equity Statement, as applicable within 30 calendar days following the end of any month.

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(i)	Events of Default. Section 5(a) of this Agreement is amended as follows:

(i)	by inserting the following text at the end of subsection (vii)(3) thereof:

“or a notice is sent convening a meeting to propose a voluntary arrangement of its creditors”.

(j)	Additional Condition Precedent. For the purposes of Section 2(a)(iii) of the Agreement, it shall be an additional condition precedent that no Additional Termination Event with respect to Party B shall have occurred and be continuing.

Part 2

Tax Representations

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

(i)	Party A makes the following representations to Party B:

Party A is (1) a “U.S. person” (as that term is used in Section 1.1441- 4(a)(3)(ii) of the United States Treasury Regulations) for United States federal income tax purposes, and (2) an exempt recipient under Section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.

(ii)	Party B makes the following representations to Party A:[1]

Party B is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) and a “non-U.S. branch of a foreign person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) and each payment received or to be received by it under this Agreement will not be effectively connected with its conduct of a trade or business in the United States.

1 Party B to select the appropriate representation from the options below.

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Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

(a)	Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Document	Date by which to be delivered
Party A	A complete and duly executed United States Internal Revenue Service Form W-9 (or any successor thereto) with any required attachments.	(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such tax Form previously provided by Party A has become expired, obsolete or incorrect.

Party B	A valid and complete U.S. Internal Revenue Service Form W-9 or applicable W-8 (including any appropriate attachments) or applicable successor form.

(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such tax Form previously provided by Party B has become expired, obsolete or incorrect.

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(b)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Credit Support Document, if any, specified in Part 4 of the Schedule with respect to such party, such Credit Support Document being duly executed if required.	Upon execution and delivery of this Agreement.	Yes

Party B	A copy of its and each of its Credit Support Providers’ (if any) most recently available unaudited financial statements for the most recently ended fiscal quarter certified by the chief financial officer as fairly presenting its and each of its Credit Support Providers’ (if any) financial condition and results of operations for and as at the close of such quarter.	Upon request by Party A and in any event, within 30 calendar days of the last day of each fiscal quarter.	Yes

Party B	A copy of its and each of its Credit Support Providers’ (if any) most recently available annual reports containing audited financial statements for the most recently ended fiscal year certified by independent public accountants as fairly presenting its and each of its Credit Support Providers’ (if any) financial condition and results of operations for and as at the close of such fiscal year.	Upon request by Party A and in any event, within 30 calendar days of the last day of each fiscal year.	Yes

Party B	Monthly written Net Equity Statement	Upon request by Party A and in any event, within 30 calendar days of the last day of each month.	Yes

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Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	Certified copies of all corporate or partnership authorizations, as the case may be, and any other documents with respect to the execution, delivery and performance of this Agreement and any Credit Support Document.	Upon execution and delivery of this Agreement.	Yes

Party A and Party B	A certificate (or, if available, its current authorized signature book) providing the names, title and specimen signatures of the persons authorized to execute this Agreement, each Confirmation with respect to any Transaction hereunder, and each Credit Support Document (if applicable) on its behalf or on behalf of its Credit Support Provider, as the case may be.	Upon execution and delivery of this Agreement and thereafter upon request by the other party.	Yes

Party B	Evidence, reasonably satisfactory to Party A, of the appointment by Party B of the Process Agent specified in Part 4(b).	Upon execution and delivery of this Agreement.	No

Part 4

Miscellaneous

(a)	Address for Notices. For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

FalconX Bravo, Inc. 1850 Gateway Drive Floor 6 San Mateo, CA 94404 Attention: Legal Email: legal@falconx.io

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Address for notices or communications to Party B:

Pineapple Financial Inc. 100-111 Gordon Baker Road. Toronto, ON Canada M2H 3R1

Attention: Shubha Dasgupta Telephone No.: 416-669-2046 Facsimile No.:N/A Email: shubha@gopineapple.com

(i) Any notice, demand or other communication to be provided by Party A pursuant to this Agreement (including, without limitation, any notice, demand or communication pursuant to Section 6(a) or Section 6(b)(iv) of this Agreement) shall be effective without regard to the delivery to any persons required to be copied on distributions to Party B. Any failure by Party A to provide copies to such other entities or persons shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication or the matters set forth therein, including, without limitation, the designation of an Event of Default, Termination Event, Early Termination Date or any other such matter.

(b)	Process Agent. For the purpose of Section 13(c): Party A appoints as its Process Agent: None. Party B appoints as its Process Agent: None.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement: Party A is not a Multibranch Party. Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A unless the Calculation Agent is otherwise specified in a Confirmation in relation to the relevant Transaction.

(f)	Credit Support Document.
(i)	“Credit Support Document” means in relation to Party A: the ISDA Credit Support Annex attached hereto, which forms a part of this Agreement.

(ii)	“Credit Support Document” means in relation to Party B: the ISDA Credit Support Annex attached hereto, which forms a part of this Agreement.

(g)	Credit Support Provider.

(i)	“Credit Support Provider” means in relation to Party A: Not applicable.

(ii)	“Credit Support Provider” means in relation to Party B: Not applicable.

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(h)	Governing Law; Jurisdiction. This Agreement and any and all controversies arising out of or in relation to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

Section 13 is amended by (i) deleting in Section 13(b)(i)(2) the word “non-exclusive” and replacing it with “exclusive” and (ii) deleting Section 13(b)(iii) in its entirety. The following shall be added at the end of Section 13(b): “Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.”.

(i)	Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement to all Transactions, unless specified by the parties in the relevant Confirmation.

(j)	“Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c): “Specified Entity” means in relation to Party A, None. “Specified Entity” means in relation to Party B, None.

(l)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(m)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, each of the following will constitute an Additional Representation, which will be made by the party indicated below at the times specified below:

(viii)	(i) Mutual Representations. Each party makes the following representations to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into):

(A)	Relationship Between Parties. Absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction:

(1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

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(3)	Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(B)	Eligible Contract Participant. It is an “eligible contract participant” and that each Credit Support Provider, if any, is an “eligible contract participant,” as such term is defined in the U.S. Commodity Exchange Act, as amended and the Commodity Futures Trading Commission (“CFTC”) regulations thereunder.

(ix)	(ii) Party B Representations. Party B makes the following representations (which representations will be deemed to be repeated at all times until the termination of this Agreement):

(A)	No Plan Assets.

(7)	Party B is not and is not acting on behalf of (I) an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Part 4 of Subtitle B of Title I of ERISA, (II) a “plan” within the meaning of Section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”), to which Section 4975 of the Tax Code applies, (III) an entity whose underlying assets include “plan assets” subject to Title I of ERISA or Section 4975 of the Tax Code by reason of Section 3(42) of ERISA, 29 CFR § 2510.3-101 or otherwise, or (IV) a “governmental plan” (as defined in ERISA or the Tax Code) or another type of plan (or an entity whose assets are considered to include the assets of any such governmental or other plan) that is subject to any Similar Law;

(8)	Party B shall promptly give written notice to Party A in the event that Party B is in breach or that, with the passing of time, giving of notice or expiry of any applicable grace period, will be in breach of any of the representations in this clause (m)(ii)(A) or that any of such representations are or will be untrue.

(B)	Party B Authority. (1) Party B has the power to execute, deliver and perform each Transaction, and has taken all necessary action to authorize such execution, delivery and performance; and (2) each Transaction does not violate, and is consistent with, any investment guidelines, objectives, policies, procedures and restrictions applicable to Party B.
(A)	(C) Transactions. It is entering into this Agreement, including each Transaction, as principal and not as an agent, fiduciary or advisor of any person or entity.

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(D)	Municipal Advisor Rule. It is not, and does not act on behalf of, either a “municipal entity” or “obligated person” (in each case as defined in Section 15B of the Securities Exchange Act of 1934 and the rules adopted by the SEC with respect to municipal advisor registration).

(b)	Recording of Conversations. Each party: (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel.

Part 5

Other Provisions

(j)	ISDA Definitions. The definitions and provisions contained in (i) the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), as may be amended or supplemented from time to time (the “ISDA Definitions”), and (ii) the 1998 FX and Currency Option Definitions (the “FX Definitions”, and together with the ISDA Definitions, the “Definitions”), published by ISDA, the Emerging Markets Traders Association and The Foreign Exchange Committee, are each incorporated into this Agreement and into any Confirmation that supplements and forms part of this Agreement, and all capitalized terms used in a Confirmation shall have the meaning set forth in the Definitions, unless otherwise defined in a Confirmation. In the event of any inconsistency between any of the following documents, the relevant document first listed shall govern: (i) the Confirmation with respect to the relevant Transaction; (ii) this Schedule; (iii) the ISDA Definitions; (iv) the FX Definitions; and (v) the pre-printed form of the 2002 ISDA Master Agreement. (9)

(k)	Financial Statements. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period:

“or, in the case of financial statements, a fair presentation of the financial condition of the relevant party”.

(l)	Scope of Agreement. Section 9 of this Agreement is hereby amended by the addition of the following new Section 9(i):

“Notwithstanding anything contained in this Agreement to the contrary, if the parties enter into or have in the past entered into any Specified Transaction, excluding repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, security lending transactions and forward purchase or sales of securities transactions, such Specified Transaction shall be subject to, governed by, and construed in accordance with the terms of this Agreement unless any confirmation or documentation relating thereto shall specifically state to the contrary. Each such Specified Transaction shall be a Transaction for the purposes of this Agreement and in the event of any inconsistency between the terms of such Specified Transaction and the terms of this Agreement, the terms of such Specified Transaction shall prevail.”

(m)	2002 Master Agreement Protocol. Annexes 1 to 18 and Section 6 of the ISDA 2002 Master Agreement Protocol as published by the International Swaps and Derivatives Association, Inc. on July 15, 2003 are incorporated into and apply to this Agreement.

References in those definitions and provisions to any ISDA Master Agreement will be deemed to be references to this Master Agreement.

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(n)	Consent to Disclosure.

(i)	Each party hereby consents to the disclosure of information:

(A)	to the extent required or permitted under, or made in accordance with, the provisions of any applicable law, rule or regulation, including the European Market Infrastructure Regulation (“EMIR”) and the Dodd- Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank”) and any applicable supporting law, rule or regulation (“Reporting Regulation”), which mandate reporting and/or retention of transaction and similar information or to the extent required or permitted under, or made in accordance with, any order or directive in relation to (and including) such Reporting Regulation regarding reporting and/or retention of transaction and similar information issued by any authority or body or agency in accordance with which the other party is required or accustomed to act (“Reporting Requirements”); and

(B)	to and between the other party’s head office, branches or Affiliates, or any persons or entities who provide services to such other party or its head office, branches or Affiliates, in each case, in connection with such Reporting Requirements. Each party acknowledges that pursuant to the relevant Reporting Regulation, regulators require reporting of trade data to increase market transparency and enable regulators to monitor systemic risk to ensure safeguards are implemented globally.

(ii)	Each party acknowledges that:

(A)	disclosures made pursuant to this clause (ii)(A) may include, without limitation, the disclosure of trade information including a party’s identity (by name, address, corporate affiliation, identifier or otherwise) to any trade repository registered or recognized in accordance with the relevant Reporting Regulation, including Article 55 of EMIR, Article 77 of EMIR or with applicable CFTC or Securities and Exchange Commission (“SEC”) regulations or one or more systems or services operated by any such trade repository (“TR”) and any relevant regulators (including without limitation, the CFTC, SEC or other U.S. regulators in the case of trade reporting under applicable U.S. laws, the European Securities and Markets Authority and national regulators in the European Union) under the Reporting Regulation;

(B)	such disclosures could result in certain anonymous transaction and pricing data becoming available to the public;
(C)	for purposes of complying with regulatory reporting obligations, a party may use a third party service provider to transfer trade information into a TR and any such TR may engage the services of a global trade repository regulated by one or more governmental regulators; and

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(D)	disclosures made pursuant hereto may be made to recipients in a jurisdiction other than that of the disclosing party or a jurisdiction that may not necessarily provide an equivalent or adequate level of protection for personal data as the counterparty’s home jurisdiction.

(iii)	For the avoidance of doubt, (A) to the extent that applicable non-disclosure, confidentiality, bank secrecy, data privacy or other law imposes non-disclosure requirements on transaction and similar information required or permitted to be disclosed as contemplated herein but permits a party to waive such requirements by consent, the consent and acknowledgements provided herein shall be a consent by each party for purposes of such law; (B) any agreement between the parties to maintain confidentiality of information contained herein or in any non-disclosure, confidentiality or other agreement shall continue to apply to the extent that such agreement is not inconsistent with the disclosure of information in connection with the Reporting Requirements as set out herein; and (C) nothing herein is intended to limit the scope of any other consent to disclosure separately given by each party to the other party.
(o)	Transfer. Section 7 is hereby amended by adding the proviso “(which consent shall not otherwise be unreasonably withheld)” after “prior written consent”.
(p)	Set-off. Section 6(f) is hereby amended by inserting in the sixth line thereof the words “or any affiliates of the Payee in circumstances where the Payee is the Non-defaulting Party or Non-Affected Party” following the words “payable by the Payee”.

(q)	Confirmation Procedures. For each Transaction that Party A and Party B enter into hereunder, Party A shall promptly send to Party B a Confirmation setting forth the terms of such Transaction. Party B shall execute and return the Confirmation to Party A or request correction of any error therein within the next Business Day following receipt. Failure of Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction or the applicability to it of this Agreement. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(r)	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST TEXT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO HAVE A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR ANY CREDIT SUPPORT PROVIDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND PROVIDE FOR ANY CREDIT SUPPORT DOCUMENT, AS APPLICABLE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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(s)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Tax Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Tax Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Tax Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

(t)	Section 871(m). Notwithstanding Section 1(b) of this Agreement and any provision that is inconsistent or to the contrary in any Confirmation, to the extent that either party to this Agreement is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to this Agreement as if set forth in full herein, and each Confirmation dated prior to the date hereof or on or subsequent to the date hereof is hereby amended to reflect such provisions and amendments. The parties further agree that, solely for purposes of applying such provisions and amendments to this Agreement, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to this Agreement, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the date of this Agreement.

(u)	Anti-Money Laundering Compliance. Party B hereby represents, warrants and covenants to Party A that (i) Party B is in compliance with all anti-money laundering laws, rules, regulations and similar requirements under all applicable laws, and (ii) Party B will provide promptly following a request from Party A, any information that Party A may from time to time request for the purpose of complying with applicable anti-money laundering laws, rules, regulations and similar requirements.

(v)	OFAC Representations. Party B understands that federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, and that the lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. Party B represents that Party B is not a country, territory, person or entity named on an OFAC list, nor is it a natural person or entity with whom dealings are prohibited under any OFAC regulations.

(w)	Option Transaction Premiums. If any Premium of an Option Transaction is not received on the agreed Premium Payment Date, if no Premium Payment Date has been agreed, by the close of business on the local business day following the trade date, Party A may elect:

(i)	to accept a late payment of such Premium;

(ii)	to treat the related Option Transaction as void;

(iii)	to give written notice (notice by email or other messaging service is acceptable), of such non-payment and, if such payment has not be received before the end of the Local Business Day on which such notice was sent, treat such non-payment as an Event of Default under Section 5(a)(i) of the ISDA Master Agreement, including for purposes of any Collateral held under the Credit Support Annex;

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If Party A elects to act under either clause (i) or (ii) of the preceding sentence, Party B shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by Party A to compensate it for its loss of bargain, cost of funding or expenses incurred as a result of terminating, liquidating, obtaining or re- establishing a delta hedge or other related trading position with respect to that Option Transaction.

“Premium Payment Date” in respect of any Option, means the date on which the Premium is due and payable, as agreed to at the time the Option is entered into, as evidenced in the Confirmation.

(x)	Additional Definitions.

“Digital Token” means a digital representation of value that functions as (i) a medium of exchange; (ii) a unit of account; (iii) a store of value, and/or (iv) other similar digital representations of rights or assets, which is neither issued nor guaranteed by any country or jurisdiction, typically including blockchain-based assets or rights such as cryptocurrency or virtual currency.

IN WITNESS WHEREOF, the parties have executed this Schedule to the Agreement by their duly authorized officers with effect from the date specified on the first page of this document.

FalconX Bravo, Inc.		Pineapple Financial Inc.

By:		By:
Name:	Robert Rutherford	Name:	Shubha Dasgupta
Title:	Director	Title:	CEO

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